ENERGROUP
TECHNOLOGIES

RECEIVED

APPROVED by the Division of Corporations & Commercial Code of the Utah State Department of Business Regulation on the 26th day of Mar A.D. 19 85
Corporate Documents Examiner BS
Fees paid $ 50.00

114413

ARTICLES OF INCORPORATION
OF
GREAT LAKES FUNDING, INC.

We, the undersigned, natural persons of the age of eighteen (18) years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

ARTICLE I - NAME

The name of this corporation is Great Lakes Funding, Inc.

ARTICLE II - DURATION

The period of its duration is perpetual.

ARTICLE III - PURPOSES

The corporation is primarily organized for the purpose of establishing, acquiring, merging with or into, or being acquired by, a business in the field of high technology, manufacturing and marketing, and to transact any or all lawful

business for which corporations may be incorporated under the Utah Business Corporation Act and, in aid thereof, the corporation shall have unlimited power to engage in and to do any lawful act concerning any or all business for which corporations may be organized under the said Act, including but not limited to the following:

(a) To enter into any lawful arrangement for sharing profits, a union of interests, reciprocal association or cooperative association with any corporation, association, partnership, individual or other legal entity for the carrying on of any business and to enter into any general or limited partnership for the carrying on of any business;

(b) To lease, sell, exchange and trade real and personal property, either tangible or intangible;

(c) To conduct business anywhere in the world;

(d) To guarantee the obligations of others with or without consideration.

ARTICLE IV - STOCK

The aggregate number of shares which the corporation shall be authorized to issue is 50,000,000 shares of the par value of $0.001 per share. All stock of this corporation shall be of the same class, common, and shall have the same rights and preferences. Fully paid stock of this corporation shall not be liable to any call and is non-assessable.

ARTICLE V - PREEMPTIVE RIGHTS

A shareholder shall have no preemptive rights to acquire any securities of this corporation.

ARTICLE VI - INITIAL CAPITALIZATION

This corporation will not commence business until consideration of a balance of at least $1,000.00 has been received for the issuance of shares.

ARTICLE VII - INITIAL OFFICE AND AGENT

The address of this corporation's initial registered office

and the name of its initial registered agent at such address is:

Name of Agent	Address of Registered Office
Reed D. Newbold	1449 West 10400 South South Jordan, Utah 84065

ARTICLE VIII - DIRECTORS

The number of directors constituting the initial Board of Directors of this corporation is four. The names and addresses of persons who are to serve as directors until the first annual meeting of stockholders, or until their successors are elected and qualify, are:

Name	Address
Reed D. Newbold	1449 West 10400 South South Jordan, UT 84065
Barry A. Ellsworth	1801 Meadow Moor Salt Lake City, UT 84117
Tanya B. Parson	50 West Broadway, 11th Floor Salt Lake City, UT 84101
Sidney Seftel	8501 Kings Hill Drive Salt Lake City, UT 84121

The number of directors may be changed from time to time by amendment of the By-Laws, but there shall be not more than 25 nor less than three directors.

ARTICLE IX - INCORPORATORS

The name and address of each incorporator is:

Name	Address
Barry A. Ellsworth	1801 Meadow Moor Salt Lake City, UT 84117
Karen J. Arthur	2124 East 3300 South Salt Lake City, UT 84109
Robert N. Wilkinson	Suite 800 Kennecott Bldg. Salt Lake City, UT 84133

DATED this 21st ~~th~~ day of March, 1985.

INCORPORATORS:

Barry A. Ellsworth

Karen J. Arthur

Robert N. Wilkinson

GCN0840W

STATE OF UTAH)
) ss.
COUNTY OF SALT LAKE)

On the 21st day of March, 1985, Barry A. Ellsworth, Karen J. Arthur and Robert N. Wilkinson personally appeared before me who, being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

DATED this 21st day of March, 1985.

Patricia Roberts
NOTARY PUBLIC

My Commission Expires: 2-1-88

Residing At: Salt Lake City, Utah

DJ

114413

Approved by the Division of Corporations and Commercial Code of the Utah State Department of Business Regulation on the 9th day of Jan A.D. 1986

Corporate Documents Examiner M.C.

Fees paid $ 35.00

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

GREAT LAKES FUNDING, INC.

Pursuant to the provisions of Section 16-10-57, Utah Code Annotated (1953), as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the corporation is Great Lakes Funding, Inc.

2. The amendment adopted is as follows:

   (a) ARTICLE I - NAME of the Articles of Incorporation is amended to read as follows:

   ARTICLE I - NAME

   The name of this corporation is:

   Energroup Technologies Corporation

3. The date of the adoption of the foregoing Amendment by the shareholders was January 8, 1986.

4. The number of shares outstanding as of January 8, 1986 is Ten Million Four Hundred and Seventy Thousand

Co# 114413

State of Utah
Department of Commerce
Division of Corporations and Commercial Code

I Hereby certify that the foregoing has been filed and approved on the 20 day of Dec 1999 in the office of this Division and hereby issue this Certificate thereof.

Examiner 38 Date 11/2/99

LORENA P. RIFFO
DIVISION DIRECTOR

UTAH DIV OF CORPORATIONS & UCC

'99 OCT 20 A8:13

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF ENERGROUP TECHNOLOGIES, INC.

Pursuant to the provisions of the Utah Business Corporation Act, the undersigned Corporation hereby, adopts the following Articles of Amendment to its Articles of Incorporation.

I

The name of the Corporation is:

Energroup Technologies, Inc.

II

The following amendments to the Articles of Incorporation were adopted by the Board of Directors of the Corporation:

FIRST: Article IV shall be amended as follows, to-wit:

Resolved, to effect a reverse split of the issued and outstanding voting securities of the Corporation's one mil ($0.001) par value common stock (the "Common Stock") on a basis of one for twenty (1:20), while retaining the current authorized capital and par value, with appropriate adjustments in the stated capital accounts and capital surplus account, with all fractional shares being rounded up to the nearest whole share; provided, however, that no stockholder, computed on a per stock certificate of record basis on the effective date hereof, currently owing 100 or more shares shall be reduced to less than 100 shares as a result of the reverse split and that no stockholder owning less than 100 shares, on the per stock certificate of record basis on the effective date hereof, shall be affected by the reverse split; such additional shares required to provide the minimum of 100 shares shall be conveyed to the shareholders by the Company; and provided, further, the reverse split will become effective as of September 30, 1999; and that all shares required for rounding be issued by the Company. The Company will issue up to 13,000 shares to cover DTC participants.

SECOND: Shareholder approval is not required.

IN WITNESS WHEREOF, Energroup Technologies, Inc. has caused this Certificate to be signed by James Doolin the company's President. This 1st day of October, 1999.

By: [signature] 10/1/99
James Doolin, President

CALLISTER, DUNCAN & NEBEKER
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW
SUITE 800 KENNECOTT BUILDING
SALT LAKE CITY, UTAH 84133
TELEPHONE 801-530-7300
TELECOPIER 801-364-9127

TO CALL WRITER DIRECT
801-530-7370

January 8, 1986

HAND DELIVERED

Division of Corporations
Department of Business Regulation
Heber M. Wells Building
160 East 300 South
Salt Lake City, Utah 84111

Re: Great Lakes Funding, Inc.
Our Reference No. 10136.001

Dear Ladies and Gentlemen:

Please find enclosed two (2) original sets of Articles of Amendment to the Articles of Incorporation of Great Lakes Funding, Inc. together with a check made payable to the State of Utah in the amount of $25.00 representing the filing fee. Please note that the Articles of Amendment serve only to change the name of the Corporation from Great Lakes Funding, Inc. to Energroup Technologies Corporation.

If you have any questions regarding the enclosed, please let me know.

Sincerely,

Robert N. Wilkinson

Robert N. Wilkinson

RNW/kja
Enclosures
cc: Barry A. Ellsworth